Exhibit 99.1

EVERGREEN SOLAR, INC.

Summary of Qualifying Bids

This document provides a summary of the various qualifying bids received for certain lots of assets of Evergreen Solar, Inc., pursuant to its bankruptcy proceeding.  It includes the following:

Exhibit A:	Lot 1 - LBIE Assets
Exhibit B:	Lot 3 - Core Assets
Exhibit C:	Lot 4A - Non-Core Assets (Panel Inventory Only)

Exhibit A

Lot 1 - LBIE Assets

Purchaser	Consideration	Acquired Assets	Escrow Deposit	Financial Evidence	Additional Conditions in APA	General Modifications to APA	Key Changes to Schedules
Bidder 1	$10 million ($9 million for LBIE and $1 million for LBHI)	LBIE Assets	$1 million	A related entity executed a letter stating that it will cause investment partnerships to fund the Purchaser’s purchase price	Form of Evidence of Transfer is added as an exhibit and as a closing condition	• Seller prohibited from set-off of the Claims post closing • Adds rep on “material” correspondence between LBIE/LBHI and Seller	N/A

Exhibit B

Lot 3 - Core Assets

Purchaser	Consideration	Acquired Assets	Escrow Deposit	Financial Evidence	Additional Conditions in APA	General Modifications to APA	Key Changes to Schedules
Bidder 2	• Assumption of Assumed Liabilities (approximately $7.8 million) • $5,000,000 in cash
(1) All of the Seller’s Intellectual Property, (2) the Wafer Tangible Assets, (3) the Wafer Real Property, (4) the Wafer Contracts and (5) the name “Evergreen Solar” Cash and Cash Equivalents is excluded
			• 10% of cash purchase price ($500,000) • Deposit received by Bingham	Letter from Barclay’s Bank PLC confirming account balance of approximately $25.4 million	Requires consent of the Committee on Foreign Investment, the DOC and the DOE under the National Security Law and any other Applicable Law	Excludes Wafer Budget from Purchased Assets	Not provided

Purchaser	Consideration	Acquired Assets	Escrow Deposit	Financial Evidence	Additional Conditions in APA	General Modifications to APA	Key Changes to Schedules
Bidder 3	$2 million for Acquired Intellectual Property (IP listed on Appendix A of the APA)	Acquired Intellectual Property, as set forth on Appendix A to the APA, subject to the Manufacturing Technology License Agreement and certain Designated Contracts	• $200,000 • Deposit received by Bingham	An affiliated fund executed a letter stating that it will fund up to $15 million from a capital call from Bidder 4 and/or Bidder 7
•   Manu. Technology License Agreement and Patent License Agreement additional closing conditions
•   Seller to deliver documents relating to equipment used in connection with the Acquired IP or MTLA, and the Wafer Business related to software owned by Seller
•   Seller to permit Purchaser to have access to Seller’s document system to retrieve necessary documentation
•   DOE shall not have taken any action or asserted any right with respect to Seller’s IP other than the three patents specified in the 10/7 letter to Mike El-Hillow

•   Excludes cash, Evergreen (Wuhan) and Midland
•   Seller waives any contractual provisions restricting Purchaser and any Affiliate thereof from contracting with SMI or ATS as its supplier, including Section 11 of the Wafer Technology License Agreement dated 20/21, 2010
•   Deletes specific performance provision (Section 11.12)
•   Purchaser may designate one or more affiliates to purchase any of the Devens Acquired Assets and or assume specified Assumed Liabilities
•   New representation regarding compliance with exportation laws of the Acquired Assets added to the APA
•   Significant changes to License Agreement
• Not provided. Schedules will need to be updated in light of added/deleted reps • IP schedule to be reviewed and revised pursuant to new repprovided

Exhibit C

Lot 4A - Non-Core Assets (Panel Inventory Only)

Bidder Number	Applicable Lots	Bid	Notes
Bidder 150	1600D, F, K		1600 D - $20,225; 1600F - $19,915; 1600K - $18,650
Bidder 151	1600A-BB	.41/watt	$2,719,571
Bidder 152	1600A-AA	$751,000	$751,000 total
Bidder 153	1600A-BB
Bidder 154		.2/cell	$350,000 per email only; would buy panels at .4/watt
Bidder 155	1600s
Bidder 156	1600A-BB	$2,785,986	3 offers; #2 - C, D, E, G @ .63/watt; #3 -C, E @. 85/watt